                                  EXHIBIT 8.1

                             DAVIS POLK & WARDWELL

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
    450 LEXINGTON AVENUE             1 FREDERICK'S PLACE           17-22, AKASAKA 2-CHOME
    NEW YORK, N.Y. 10017               LONDON EC2R 8AB              MINATO-KU, TOKYO 107
           ------                  TELEPHONE 0171-418 1300                 ------
     1300 I STREET N.W.               FAX 0171-418 1400                   MESSETURM
    WASHINGTON, DC 20005                                           60308 FRANKFURT AM MAIN
           ------                      WRITER'S DIRECT                     ------
   4, PLACE DE LA CONCORDE              0171-418 1300                  3A CHATER ROAD
         75008 PARIS                                                      HONG KONG
           ------
 PARTNERS RESIDENT IN LONDON
   CHARLES S. WHITMAN, III
       DAVID M. WELLS
        PAUL KUMLEBEN
      RANDALL D. GUYNN
       THOMAS J. REID
        JOHN D. PATON
     MARGARET E. TAHYAR
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                                                               February 18, 1998
Airplanes Limited
22 Grenville Street
St. Helier
Jersey JE4 8PX
Channel Islands

Airplanes U.S. Trust
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890-0001

Dear Sirs:

     We have acted as special United States Federal Tax counsel for Airplanes Limited ("Airplanes Limited"), a public limited liability company formed under the laws of Jersey, and Airplanes U.S. Trust ("Airplanes Trust") and, together with Airplanes Limited ("Airplanes Group"), a Delaware business trust, in connection with the filing by Airplanes Group on behalf of the Airplanes Pass Through Trust (the "Trust") with the Securities and Exchange Commission of a Registration Statement on form S-1 (the "Registration Statement") registering refinancing certificates, (the "1998 Refinancing Certificates") representing fractional undivided interests in corresponding classes and subclasses of notes (the "1998 Refinancing Notes"), the proceeds of which will be used to refinance certain of Airplane Groups' outstanding Pass Through Trust Certificates.

     On the basis of the foregoing, we are of the opinion that the "Tax Considerations -- U.S. Federal Income Tax Considerations" section of the prospectus included in the Registration Statement, insofar as it relates to United States federal income tax matters currently applicable to the holders of the 1998 Refinancing Certificates discussed therein, accurately reflects the material United States Federal Income tax consequences of owning the 1998 Refinancing Certificates.

     We hereby consent to the use of our name under the caption "Prospectus Summary -- Certain Taxation Matters" and "Tax Considerations -- U.S. Federal Income Tax Considerations" in the prospectus forming part of the Registration Statement, and we hereby consent to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto.

                                          Very truly yours,

                                          DAVIS POLK & WARDWELL




     THE PRINCIPAL PLACE OF BUSINESS OF THE PARTNERSHIP IN GREAT BRITAIN IS THE ADDRESS SET FORTH ABOVE AT WHICH A LIST OF THE PARTNERS' NAMES IS OPEN FOR
                                  INSPECTION.